Exhibit 99.1

October 26, 2006

FOR IMMEDIATE RELEASE:

ADVANCED MATERIALS GROUP ANNOUNCES THAT DELK HOLDINGS, INC. AND DELK PARTNERS, LTD.  HAS SOLD, IN A PRIVATE TRANSACTION, 1,419,218 SHARES OF ADVANCED MATERIALS GROUP COMMON STOCK

Advanced Materials Group, Inc. (ADMG.PK) (the "Company") announced today that Robert Delk, past CEO and President of the Company and current managing partner and director of Delk Holdings, Inc. and Delk Partners, Ltd., sold 1,419,218 shares, or approximately 11.1% of the outstanding shares in the Company, in a private transaction to certain existing shareholders of the Company that include the Company's Chairman Tim Busch, CEO Ric Brutocao, President William G. Mortensen and the Company's largest single shareholder, Plus Four Private Equities, LP. Commenting on the transaction, Mr. Mortensen said that "Mr. Delk had performed an important role in establishing the direction of the company and, after his departure about 18 months ago, decided to pursue other investment options in which he could become more active. We are thrilled with this opportunity to be able to purchase equity in our Company for which we are committed to grow and improve shareholder value over the coming periods."

Advanced Materials Group, Inc. is a leading manufacturer of medical, consumer and industrial products from flexible materials such as foams, films, fabrics, and pressure sensitive adhesives.

Statements in this release which are purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Advanced Materials Group, Inc. on the date this report was submitted. Advanced Materials Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Advanced Materials Group, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Advanced Materials Group, Inc.'s most recent filing of Form 10-K with the Securities and Exchange Commission.

Investor Relations Contact:
Elizabeth Givens
Advanced Materials, Inc.
(972) 432-0602